EXHIBIT 10.43


                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (this "AGREEMENT") dated as of February ___, 2007, entered into by and between, Patron Systems, Inc., a Delaware corporation, as debtor (the "DEBTOR"), and Apex Investment Fund V, L.P. (the "SECURED PARTY"), sets forth the agreement pursuant to which the Debtor pledges and assigns its interest in, and grants a security interest and general lien in and upon, the Collateral described herein as security for the obligations incurred by Debtor under that certain Secured Convertible Promissory Note of even date herewith in the aggregate original principal amount of $200,000 and issued by Debtor in favor of the Secured Party (the "SECURED NOTE").

                                 R E C I T A L S

         WHEREAS, to induce the Secured Party to, and as a condition to the obligation of the Secured Party to, loan and advance funds pursuant to the Secured Note, Debtor has agreed to enter into this Agreement in favor of the Secured Party.

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good, valuable, and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                A G R E E M E N T

                  SECTION 1. GRANT OF SECURITY INTEREST. As security for the full satisfaction, payment and performance of all of the Obligations (as defined in Section 2 of this Agreement), Debtor hereby grants to Secured Party a security interest and lien in and to all of Debtor's right, title and interest in and to the Collateral (as defined in Section 3 of this Agreement).

                  SECTION 2. OBLIGATIONS. The security interest granted hereunder secures the following obligations, whether direct or indirect, absolute or contingent or now or hereafter due or arising (the "OBLIGATIONS"):
(i) the principal of and any interest on the Secured Note (including, without limitation, any further advances), as the Secured Note may be amended from time to time, and (ii) all other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Debtor, whether now existing or hereafter incurred, under, arising out of, or in connection with, the Secured Note or this Agreement and the due performance and compliance by the Debtor with all of the terms, conditions, and agreements contained in the Secured Note or this Agreement.

                  SECTION 3. COLLATERAL. The security interest granted hereunder shall cover and include, and be in and to: all of Debtors' assets including, without limitation, all of Debtor's right, title and interest in and to all accounts, chattel paper, documents, general intangibles, instruments, goods and money, whether now existing or hereafter created and whether now owned or hereafter acquired, and all proceeds of all of the foregoing (the "COLLATERAL").

                  SECTION 4.   COVENANT  OF  DEBTOR.   Debtor   shall   execute,
acknowledge and deliver to Secured Party concurrently with the execution of this Agreement financing statements in form

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acceptable  to Secured  Party as prepared for filing with the Secretary of State of the State of [Delaware]. Both concurrently herewith and at any time after the execution of this Security Agreement, Debtor shall execute, acknowledge and
deliver  to  Secured  Party  such  other  notices,   mortgages,   mortgages  and
assignments of copyright, financing statements, assignments and other documents and instruments as Secured Party shall reasonably require to further evidence, perfect, effect, protect and/or enforce any or all of Secured Party's rights and liens hereunder.

                  SECTION 5. EVENTS OF DEFAULT. As used herein, the term "EVENT OF DEFAULT" shall mean the occurrence of any of the following events:

                  (a) Debtor shall fail to fully pay, satisfy, perform or comply with any Obligations secured hereunder in a due and timely manner, or there shall otherwise be a breach of or failure or default under any such Obligation, which failure, breach or default is not completely cured within ten days of such failure, breach or default.

                  (b) The event that (i) Debtor is adjudicated a bankrupt, or (ii) any action of any nature whatsoever (whether voluntary or involuntary) is taken for Debtor's relief under any bankruptcy, reorganization, receivership, liquidation, insolvency, compromise, arrangement or moratorium statute, law or regulation, whether now in force or hereafter enacted, or (iii) any assignment is made for the benefit of Debtor's creditors, or (iv) any petition (whether voluntary or involuntary) is made or filed for the appointment of a receiver, liquidator, trustee or custodian for any of Debtor's assets, or if any receiver, liquidator, trustee or custodian for any of Debtor's assets is appointed, and such petition or such receiver, liquidator, trustee or custodian is not withdrawn or discharged within 30 days from the date of filing, making or appointment, or (v) the Collateral or any portion thereof is attached or levied upon and such attachment or levy is not released within 10 days thereafter, or
(vi) Debtor becomes unable to pay its debts as they become due, or (vii) Debtor is dissolved or its business is substantially terminated for any reason whatsoever.

                  (c) Debtor shall fail fully and completely to perform and comply with each of Debtor's material covenants made under this Agreement or the Secured Note.

                  SECTION 6. REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default, Secured Party shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code of the State of Colorado, and all other rights and remedies under any applicable laws.

                  SECTION 7. DUTIES OF SECURED PARTY. The powers conferred on Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise such powers. Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or against other rights pertaining to any Collateral.

                  SECTION 8. EXPENSES. Debtor shall pay to Secured Party all fees, costs and expenses of any nature whatsoever, including reasonable attorneys' fees, of or arising out of the enforcement of any provisions of this Agreement after the occurrence of an Event of Default hereunder.


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

                   SECTION 9. TERMINATION OF SECURED NOTE. Upon any of the following: (i) the full payment of all obligations under the Secured Note and this Agreement or (ii) the conversion in full of the Secured Note pursuant to
Section 3 thereof into equity securities of the Debtor, the assignment, pledge, charge, lien, and any and all security interest granted hereunder shall automatically terminate. Upon such termination, the Secured Party will at the sole expense of the Debtor execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence such termination. The Secured Party hereby authorizes the Debtor, upon such termination, to file one or more Uniform Commercial Code termination statements or amendments, in the applicable jurisdiction, relating to the Collateral as may be required in order to terminate the security interest and lien in Collateral granted pursuant to this Agreement.

                  SECTION 10.  GENERAL.

                  (a) NOTICES. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, by United States mail, certified or registered, with return receipt requested, or by facsimile or electronic mail, to the address of record on Debtor's books, or such other addresses as the parties may have furnished to each other pursuant to the provisions of this Subsection (a).

                  (b) TRANSFEREES, SUCCESSORS AND ASSIGNS. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns. Secured Party may assign its rights hereunder without the consent of Debtor.

                  (c) GOVERNING LAW. The internal substantive laws (as distinguished from the choice of laws rules) of the State of California shall govern the validity and interpretation hereof.

                  (d) AMENDMENT. This Agreement may be amended only by a written agreement executed by Secured Party and Debtor.

                  (e)      SEVERABILITY  OF  PROVISIONS.  Any  provision of this

                           Agreement that is prohibited or  unenforceable in any
jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of that provision in any other jurisdiction.

                  (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.


DEBTOR

                          Patron Systems, Inc.

                          By: /s/ Martin T. Johnson
                              ---------------------------------
                          Name:  Martin T. Johnson
                          Title: Chief Financial Officer


SECURED PARTY


                          Apex Investment Fund V, L.P.

                          By:
                              ---------------------------------
                          Name:
                          Title:


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